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                                                                   EXHIBIT 10.3

                               FIRST AMENDMENT OF
                               SUBLEASE AGREEMENT

         This FIRST AMENDMENT OF SUBLEASE is made and entered into as of October 10, 2001 by and between Movado Group, Inc., a New York corporation ("Sublandlord") and National Financial Services LLC, a Delaware limited liability company ("Subtenant").

         WHEREAS, Sublandlord and Subtenant entered into a sublease as of October 1, 2001 (the "Sublease") for a portion of the Master Premises (as defined in the Sublease) consisting of the 4th floor of the Building (as defined in the Sublease) containing 56,629 rentable square feet shown on the demising plan annexed to the Sublease as Exhibit "B" ("Original Sublease Premises") and Sublandlord and Subtenant desire to expand the Original Sublease Premises by subleasing the remainder of the Master Premises consisting of 28,225 rentable square feet on the 5th floor of the Building ("Additional Sublease Premises") as shown on Exhibit "A" annexed hereto and made a part hereof, and to otherwise amend certain terms and conditions contained in the Sublease on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree as follows:

         1. Definitions. All capitalized and non-capitalized terms used in this First Amendment which are not separately defined herein but are defined in the Sublease shall have the meaning given to any such term in the Sublease. Except as otherwise expressly provided in this First Amendment, for the Additional Sublease Premises Term the term "Sublease Premises" shall have the same meaning as the term "Master Premises" and the Sublease shall be deemed amended accordingly. All terms and agreements contained in the Sublease shall apply to the Additional Sublease Premises demised herein with the same force and effect as if the same had been set forth herein, except as otherwise expressly provided in this First Amendment.

         2. Demise of Additional Sublease Premises. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Additional Sublease Premises (which the parties stipulate contain 28,225 rentable square feet) upon and subject to the terms, covenants and conditions herein after set forth.

         3. Lease Term.
         (a) Notwithstanding anything to the contrary contained in the Sublease Agreement, the Sublease Commencement Date shall be October 1, 2001. The term applicable to the Additional Sublease Premises only (the "Additional Sublease Premises Term") shall commence on the date that Landlord consents to this First Amendment and Sublandlord vacates the Additional Sublease Premises and notifies


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Subtenant thereof, and the Additional Sublease Premises Term shall end, unless sooner terminated as provided herein, on December 31, 2001 ("Additional Sublease Premises Expiration Date") provided, however, that in the event Sublandlord shall have failed to vacate the Additional Sublease Premises on or before November 15, 2001 or Landlord shall have failed to consent to this First Amendment on or before November 15, 2001, then Subtenant shall have the right to terminate this First Amendment upon written notice to Sublandlord. Sublandlord will remove all of its moveable personal property from the Additional Sublease Premises prior to vacating the same.

         (b) If Sublandlord vacates the Additional Sublease premises on or before October 24, 2001, Subtenant will reimburse Sublandlord up to $15,000 of Sublandlord's reasonable expenses incurred in connection therewith. If Sublandlord vacates the Additional Sublease Premises after October 24, 2001 but on or before November 1, 2001, Subtenant will reimburse Sublandlord up to $10,000 of Sublandlord's reasonable expenses incurred in connection therewith. Any reimbursement of expenses required under this section 3(b) will be paid to Sublandlord within twenty (20) days after Subtenant's receipt of a statement from Sublandlord setting forth such expenses.

         4. Subrental. Beginning with the Additional Sublease Premises Commencement Date and thereafter during the Additional Sublease Premises Term and ending on the Additional Sublease Premises Expiration Date, the Base Rental shall be $84,854/month.

         5. Subtenant's Additional Covenants.
         (a) After delivery of possession to Subtenant of the south side of the 4th floor constituting part of the Original Sublease Premises, Subtenant shall in no event do anything or permit anything to be done therein before November 1, 2001, including, without limitation, any demolition or construction, that will materially interfere with, disrupt or otherwise adversely affect Sublandlord's data room or telephone closets or any of the computer or telecommunication equipment therein or Sublandlord's use thereof.

         (b) DELETED


             6. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this First Amendment and the Sublease, as amended by this First


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Amendment, supercedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. Except as expressly amended herein, the Sublease shall remain in full force and effect as if the same had been set forth in full herein.


IN WITNESS WHEREOF, the parties have entered into this First Amendment of Sublease as of the date first written above.





   SUBLANDLORD:                   SUBTENANT:
   MOVADO GROUP, INC.             NATIONAL FINANCIAL SERVICES LLC
   A New York corporation         A Delaware limited liability company

    By:/s/ Efraim Grinberg        By: /s/ Jeffrey S. Wallace

    Its:President                 Its: Vice President & Chief Financial Officer


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